Exhibit 99.1

CONSENT OF DUFF & PHELPS, LLC

We hereby consent to the use of our opinion letter dated September 12, 2002 to the Board of Directors of GenStar Therapeutics Corporation (“GenStar”) included as Annex B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly owned subsidiary of GenStar and Vascular Genetics Inc. and references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, or do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, of the rules and regulations of the Securities and Exchange Commission thereunder.

DUFF & PHELPS, LLC

/s/    Duff & Phelps, LLC

Los Angeles, California
November 26, 2002